Exhibit 10.6(b)

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY
WITH  THE SECURITIES AND EXCHANGE COMMISSION PURSUANT  TO  A
CONFIDENTIAL TREATMENT REQUEST.



      FOURTH AMENDMENT TO THE UNITED EXPRESS AGREEMENT

[United Airlines Letterhead]

                                        December 11, 1998

Mr. Kerry B. Skeen
President & CEO
Atlantic Coast Airlines
515A Shaw Road
Dulles, VA  20166

          Re:  Fourth   Amendment  to   United   Express
               Agreement, dated October 1, 1991, and as amended from time to time thereafter (the
               "United Express Agreement")

Dear Kerry:

This  letter,  when countersigned by you, will constitute  a
further  amendment  to  the  United  Express  Agreement   as
follows:

1. Parties. Atlantic Coast Airlines Holdings, Inc. will be a party to the United Express Agreement, and, together with Atlantic Coast Airlines, will be referred to in the United Express Agreement as "Contractor".

2.   Extension of the United Express Agreement

     a. Article 2.B of the United Express Agreement is hereby amended to read as follows:

          "B.  This  Agreement  becomes  effective   on
               October 1, 1991 ("Effective Date"), and,
               subject  to  termination at  an  earlier
               date  pursuant to one or more provisions
               of  this  Agreement,  will  continue  in
               effect  until March 31, 2009;  provided,
               however,   United  may  terminate   this
               Agreement  without  cause  effective  no
               earlier than March 31 2004 upon one  (1)
               years'  prior  written notice;  provided
               further,    however,   if   United    so
               terminates this Agreement upon  one  (1)
               years   prior   written   notice,    the
               liquidated  damages under  Article  16.G
               will  not apply.  In the event, however,
               that by January 2, 2001 United fails  to
               grant  Contractor the ability,  separate
               and  apart from the allocations of fifty
               seat  regional jet aircraft, to  operate
               regional  jet aircraft of  44  seats  or
               less capacity under this Agreement, then
               Contractor will have the right to notify
               United that the Agreement will terminate
               as  of March 31, 2004, which notice must
               be  given by Contractor by no later than
               January  2, 2002; provided, however,  if
               Contractor timely gives such notice  but
               United then makes such allocation on  or
               before January 2, 2002 then Contractor's
               aforesaid  notice  will  be   null   and
               avoid."

     b. The fifth and sixth lines of Article 16.G (2) are amended to read as follows:

          ". . . during the period commencing with the date of termination through the end of the term of this Agreement in accordance with
          Article  2.B;  provided, however,  if  United
          secures . . ."

     c. To the extent the agreements entered into between the parties related to the United Express Agreement (including agreements relating to Mileage Plus participation, prorate/revenue sharing, interline travel, groundhandling, and emergency response) contain a termination date, all such agreements are hereby amended such that each of such agreements will continue in effect for a term equal to that stated in Article 2.B of the United Express Agreement; provided, however, that all such agreements automatically will terminate contemporaneously with the termination of the United Express Agreement. The parties confirm that previous extensions of the United Express Agreement were intended to effectuate extensions of these other agreements as well.

3.   Program   Fee.   Appendix  I  of  the  United   Express
     Agreement is amended by the addition of the following paragraph:

          "Notwithstanding anything else  contained  in
          this   United   Express  Agreement   to   the
          contrary,  the current Program  Fee  will  be
          fixed  through  March 31, 2000  and  will  be
          subsequently adjusted only in accordance with
          the  terms  of this paragraph.  [           *
          ]

4.   Regional  Jets.  A new Article 4.F, entitled  "Regional
     Jets" is hereby added to the United Express Agreement as follows:

     "F.  Regional Jets

          (1)  Contractor  is authorized to operate  up
               to  43  regional  jet aircraft,  50-seat
               capacity,  as United Express  under  the
               terms  of  this Agreement.  The schedule
               for the introduction of the 34th through
               43 such aircraft will be as set forth in
               a  schedule to this Fourth Amendment  to
               this  Agreement  to be  agreed  upon  by
               December  21,  1998.  The deployment  of
               any  regional jet aircraft  operated  by
               Contractor,   as   United   Express   or
               operated  with  United  Express  livery,
               must  be  approved by United on  a  city
               pair   by  city  pair  basis.    [     *
               ] The allocation of any such aircraft to Contractor thereafter will be governed by subparagraph F.(2), below.

          (2)  If the operation of greater than a total
               of   [*   ]  fifty  seat  regional   jet
               aircraft   within  the  United   Express
               system  is  approved  and  allocated  by
               United, Contractor will be authorized to
               operate a minimum of [      * ]  of  any
               such   aircraft  above  [     *].   Said
               percentage will be based upon the  total
               number  of  such aircraft  approved  and
               allocated  for operation  in  the  total
               United  Express  fleets  of  all  United
               Express  carriers,  in  excess  of   the
               initial  [  *]  fifty seat regional  jet
               aircraft, measured as of the end of each
               calendar  year;  provided,  however,  in
               applying  the  foregoing  percentage  to
               determine   the   number   of   aircraft
               allocable   to   Contractor   fractional
               aircraft shall be disregarded."

5.   Additional Terms

     a. The parties agree to revise the Operating Performance Standards contained in the United Express Agreement to mutually agreed levels and agree upon mutually agreed revised incentives and consequences based upon achievement or lack thereof of those Operating Performance Standards.

     b.   The  terms  of the letter of understanding,  dated
          November  2, 1998, regarding Contractor's  use  of
          Orion and its IRS database are incorporated into the United Express Agreement.

     c. The following Article 4.G is hereby added to the United Express Agreement:

          "G.  [                                      *
               ]

     d. Article 16.D of the United Express Agreement is amended to read as follows:

          "D. United may immediately terminate this Agreement if Contractor enters into a similar arrangement (including, without limitation, a code share arrangement) with any other carrier, unless United has given Contractor its express prior written approval of such arrangement."

     e.   A  new  Article 12.G is hereby added to the United
          Express Agreement as follows:

          G.   United hereby assumes liability for  and
               agrees  to  indemnify, release,  defend,
               protect,  save and hold Contractor,  its
               officers,    directors,    agent,    and
               employees harmless from and against  any
               and  all liabilities, damages, expenses,
               losses,  claims, demands, suits,  fines,
               or judgments, including, but not limited
               to,   attorneys'  and  witnesses'  fees,
               costs,  and  expenses incident  thereto,
               which   may   be  suffered  by,   accrue
               against,  be charges to or be  recovered
               from     Contractor,    its    officers,
               directors,  employees,  or  agents,   by
               reason  of any injuries to or deaths  of
               persons  or the loss of, damage  to,  or
               destruction  of property, including  the
               loss of use thereof, arising out of,  in
               connection  with, or in any way  related
               to  any act, error, omission, operation,
               performance or failure of performance of
               United   or   its  officers,  directors,
               employees or agents, which is in any way
               related   to  the  services  of   United
               contemplated by or provided pursuant to this Agreement."

     f.   Pursuant  to  Article 3.1 of  the  United  Express
          Agreement, United will provide a minimum co-op advertising budget for calendar year 1999 of [
          *].

6. Other Terms and Conditions. Except as specifically stated above, all other terms and conditions of the United Express Agreement remain in full force and effect.

Please confirm the concurrence of Atlantic Coast Airlines and Atlantic Coast Airlines Holdings, Inc. to the foregoing by signing below.

                                 Very truly yours
                                 United Air Lines, Inc.


                                 By:  /s/ Thomas Hanley_________
                                 Thomas Hanley


                                 By:  /s/ Rono Dutta____________
                                 Rono Dutta

Accepted and Agreed to this
17th day of December, 1998

Atlantic Coast Airlines
Atlantic     Coast     Airlines
Holdings, Inc.


By: /s/Kerry B. Skeen__________
Kerry B. Skeen
President and CEO